EX - 99.1

Stanadyne Announces Definitive Agreement to Sell
its Filtration Business
Windsor, CT: Monday, April 28, 2014 - Stanadyne Corporation (“Stanadyne”) today announced the signing of a definitive agreement to sell its Filtration business ("Filtration") to Clarcor, Inc. (“Clarcor”) for approximately $325 million. Proceeds of the sale will be used to retire debt and pay expenses related to the transaction.
Filtration includes a manufacturing facility in Washington, North Carolina, as well as engineering and administrative operations in Windsor, Connecticut.
Robert G. Isaman, CEO of Stanadyne, commented, “This is truly an extraordinary opportunity to contribute Filtration to a leading, dedicated filter company that will deliver lasting value to customers, employees and to the communities in which it operates, and for us to focus exclusively on our growing fuel systems businesses.”
Seth H. Hollander, a partner at Kohlberg & Company, whose affiliated funds own Stanadyne, commented, “We are pleased that our efforts to broaden Filtration's product offering and to build a world-class organization have positioned the business to make this next step in its evolution. We look forward to operating Stanadyne as a focused leader in its fuel systems end markets around the world and continuing to grow those businesses through technical innovation and new market development.”
Joseph M. Vorih, Senior Vice President of Filtration, commented, “Our team is thrilled to be joining one of the world's leading filtration companies. By combining our filters business with Clarcor's large and broad filtration offering, we are establishing a unique growth platform in attractive, growing market segments around the world.”
Closing of the transaction, which is subject to customary closing conditions, is expected to occur in early-May. Robert W. Baird & Co. and Ropes & Gray LLP served as exclusive financial and legal advisors, respectively, to Stanadyne. XMS Capital Partners served as exclusive financial advisor and Bass Berry & Sims PLC served as lead legal advisor to CLARCOR in connection with the transaction.
About Stanadyne: Stanadyne is a leader in technology and services for engine components and fuel systems for gasoline and diesel engines used in agricultural, construction, industrial, and automotive vehicle and equipment applications. Stanadyne is headquartered in Windsor, Connecticut and has facilities in the United States, Italy, India, and China.
Editor’s Note: Stanadyne’s statements in this press release that are not historical are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be impacted by: (1) worldwide political and macro-economic uncertainties and fears; (2) changes in the business, market trends, projected growth rates and general economic conditions related to the markets in which we operate, including agricultural and construction equipment, industrial machinery, trucks, marine equipment and automobiles; (3) our ability to satisfy our debt obligations, including related covenants; (4) increases in the Company’s cost of borrowing or inability or unavailability of additional debt or equity capital; (5) changes in the performance or growth of our customers; (6) changes in technology, manufacturing techniques or customer demands; (7) loss or adverse change in our relationship with our material customers; (8) increased competition and pricing pressures in our existing and future markets; (9) changes in the price and availability of raw materials, particularly steel and aluminum; (10) risks associated with international operations; (11) the loss of key members of management; (12) risk that our intellectual property may be misappropriated; (13) adverse or federal legislative or regulatory developments or litigation or other disputes; and (14) loss of any of our key manufacturing facilities. Many of such factors are beyond the control of the Company and its management. Any forward-looking statements contained in this press release speak only as of the date on which such statements were made. The Company assumes no duty to update them, reflect new, changing or unanticipated events or circumstances.
ENDS
Contacts
Stanadyne Corporation
Stephen Langin, 860-525-0821